Exhibit 4.3
FIRST AMENDMENT TO THE FIFTH AMENDED AND RESTATED
STOCKHOLDER RIGHTS AGREEMENT
     This FIRST AMENDMENT TO THE FIFTH AMENDED AND RESTATED STOCKHOLDER RIGHTS AGREEMENT, dated as of September 18, 2009 (this “First Amendment”), among WATERFRONT MEDIA INC., a Delaware corporation (the “Company”), and the INVESTORS, KEY HOLDERS and OTHER HOLDERS, as defined in the Stockholder Rights Agreement referred to below. Capitalized terms not defined herein shall have the meanings set forth in the Stockholder Rights Agreement.
W I T N E S S E T H:
     WHEREAS, the parties have previously entered into that certain Fifth Amended and Restated Stockholder Rights Agreement (the “Stockholder Rights Agreement”) dated October 15, 2008, among WATERFRONT MEDIA INC., a Delaware corporation (the “Company”) and the INVESTORS, KEY HOLDERS and OTHER HOLDERS as defined therein;
     WHEREAS, the Company wishes to obtain secured loans from Square 1 Bank (the “Lender”) pursuant to a Loan and Security Agreement by and between the Company and the Lender dated as of September 18, 2009 (the “Loan Agreement”);
     WHEREAS, in connection with the Loan Agreement, the Company will grant to the Lender a warrant to purchase a certain number of Series F Preferred Stock (the “Warrant”);
     WHEREAS, the Warrant provides for the holder of the Warrant to be granted certain rights to register the shares of the Company’s Common Stock issued upon conversion of the Series F Preferred Stock, issued pursuant to the exercise of the Warrant; and
     WHEREAS, the parties hereto, constituting the holders of that number of shares of Preferred Stock of the Company exceeding the Requisite Threshold (as defined in the Stockholder Rights Agreement), desire to amend the Stockholder Rights Agreement as provided in this First Amendment.
     NOW THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

     1. Section 1.20 of the Stockholder Rights Agreement is hereby deleted in its entirety and is hereby replaced with the following:
The term “Registrable Securities” means (i) any Common Stock issued upon conversion of any Preferred Stock of the Company or issuable upon conversion of any Preferred Stock of the Company that is currently held or acquired after the date hereof, by the Investors or Other Holders (excluding the Warrant); (ii) any shares of Common Stock held by the Key Holders or BEV, provided, however, that such shares of Common Stock shall not be deemed Registrable Securities and the Key Holders or BEV shall not be deemed Holders for the purposes of Sections 2.1, 2.3, 2.4(a), 2.7, 2.11 and Section 6.6; (iii) any shares of Common Stock held by the Other Holders, provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Sections 2.1, 2.3, 2.4(a), 2.7, 2.11 and Section 6.6; (iv) any shares of Common Stock held by Square 1 Bank issued or issuable upon conversion of the Series F Preferred Stock issued pursuant to the exercise of the Warrant (as defined herein), provided, however, that such shares of Common Stock shall not be deemed Registrable Securities and Square 1 Bank shall not be deemed a Holder for purposes of Sections 2.1, 2.4(a), 2.7, 2.11 and Section 6.6; and (v) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i), (ii) and (iii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the rights under Section 2 hereof are not assigned or any shares for which registration rights have terminated pursuant to Section 2.15 of this Agreement.
     2. Section 1.40 is hereby added to the Stockholder Rights Agreement and shall be as follows:
The term “Warrant” means the warrant to purchase a certain number of Series F Preferred Stock issued to Square 1 Bank pursuant to the Loan and Security Agreement, by and between the Company, Square 1 Bank, Revolution Health Group LLC and CarePages, Inc., dated as of September 18, 2009.
     3. Upon its execution of a counterpart signature page to the Stockholder Rights Agreement, Square 1 Bank shall become a party to the Stockholder Rights Agreement.
     4. This First Amendment shall be governed by, and construed in accordance with, the law of the State of New York without reference to choice of law principles, including all matters of construction, validity and performance.
     5. This First Amendment constitutes an amendment to the Stockholder Rights Agreement pursuant to Section 6.6 of the Stockholder Rights Agreement. Except as expressly amended by this First Amendment, each and every provision of the Stockholder Rights Agreement remains in full force and effect in accordance with the terms and provisions thereof and, by reference, the terms and provisions of the Stockholder Rights Agreement are incorporated herein and made hereof.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to the Fifth Amended and Restated Stockholder Rights Agreement as of the date first above written.

COMPANY: WATERFRONT MEDIA INC.
By:	/s/ Alan Shapiro
	Name:	Alan Shapiro
	Title:	Senior Vice President and General Counsel

INVESTORS: WF HOLDING COMPANY, LLC
By:	/s/ John Richardson
	Name:	John Richardson
	Title:	Vice President and Secretary

SCALE VENTURE PARTNERS II, LP

By: Scale Venture Management II, LLC, its General Partner

By:
Name:
Title:

INVESTORS:

NEOCARTA VENTURES, L.P.

By:	NeoCarta Associates, LLC,
its General Partner

By:	/s/ D. Jarrett Collins Name: D. Jarrett Collins
Title: Managing Director

NEOCARTA SCOUT FUND, L.L.C.

By:	NeoCarta Associates, LLC,
its Manager

By:	/s/ D. Jarrett Collins
Name: D. Jarrett Collins
Title: Managing Director

INVESTORS:

RHO MANAGEMENT TRUST I

By:	RHO CAPITAL PARTNERS, INC.
INVESTMENT ADVISOR

By:	/s/ Jeffrey I. Martin Name: Jeffrey I. Martin
Title: Attorney-In-Fact

RHO VENTURES VI, L.P.

By:	RMV VI, L.L.C., its General Partner
By:	Rho Capital Partners LLC, its Managing Member

By:	/s/ Jeffrey I. Martin Name: Jeffrey I. Martin
Title: Attorney-In-Fact

INVESTORS:

SVM STAR VENTURES MANAGEMENTGESELLSCHAFT mbH NR.3

By:	/s/ Meir Barel Name: Dr. Meir Barel
Title: Managing Director

SVM STAR VENTURES MANAGEMENTGESELLSCHAFT mbH NR.3 & CO. BETEILIGUNGS KG NR.2

By:	SVM STAR VENTURES
MANAGEMENTGESELLSCHAFT mbH NR.3 – MANAGING PARTNER

By:	/s/ Meir Barel Name: Dr. Meir Barel
Title: Managing Director

SVE STAR VENTURES ENTERPRISES NO. VII, A GERMAN CIVIL LAW PARTNERSHIP (WITH LIMITATION OF LIABILITY)

By:	SVM STAR VENTURES
MANAGEMENTGESELLSCHAFT mbH NR.3 – MANAGING PARTNER

By:	/s/ Meir Barel Name: Dr. Meir Barel
Title: Managing Director

SVE STAR VENTURES ENTERPRISES GMBH & CO. NO. VIIa, KG

By:	SVM STAR VENTURES
MANAGEMENTGESELLSCHAFT mbH NR.3 – MANAGING LIMITED PARTNER

By:	/s/ Meir Barel Name: Dr. Meir Barel
Title: Managing Director

INVESTORS: TIME WARNER INC.
By:
Name:
Title:

INVESTORS:

THE BERKSHIRES CAPITAL INVESTORS L.P.

By:	The Berkshires Management Company, LLC its General Partner

By:
Name:
Title:

THE BERKSHIRES CAPITAL INVESTORS FUND II L.P.

By:	The Berkshires Management Company, LLC its General Partner

By:
Name:
Title:

INVESTORS:

PEABODY FAMILY VENTURES By: William Bo S. Peabody, as General Partner

By:
Name:
Title:

INVESTORS:

VILLAGE VENTURES PARTNERS FUND, L.P.

By:	VILLAGE VENTURES CAPITAL
PARTNERS I, LLC, its General Partner

By.	VILLAGE VENTURES, INC., its manager

By:	/s/ Steven H. Massicotte Name: Steven H. Massicotte
Title: Chief Operating Officer

VILLAGE VENTURES PARTNERS FUND A, L.P.

By:	VILLAGE VENTURES CAPITAL PARTNERS, I, LLC, its General Partner

By:	VILLAGE VENTURES, INC., its manager

By:	/s/ Steven H. Massicotte Name: Steven H. Massicotte
Title: Chief Operating Officer

INVESTORS:

BRAND EQUITY VENTURES II, L.P.

By: Brand Equity Partners II, L.L.C. Its General Partner

By:

Name: Marc Singer
Title: Member

INVESTORS:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:	K. Nicholas Martitsch
Title:	Associate General Counsel

INVESTORS & KEY HOLDERS:

DRUGSITE TRUST

By:
Name:
Title:

INVESTORS & KEY HOLDERS:

FOUNDATION CAPITAL V, L.P.

By:	Foundation Capital Management Co. V, LLC

By:	/s/ Charles Moldow
Name:	Charles Moldow
Title:	General Partner

FOUNDATION CAPITAL V PRINCIPALS FUND, LLC

By:	Foundation Capital Management Co. V, LLC

By:	/s/ Charles Moldow
Name:	Charles Moldow
Title:	General Partner

INVESTORS:

Daniel Burstein

KEY HOLDERS:

Michael Keriakos

Benjamin Wolin

OTHER HOLDERS:

BRAND EQUITY VENTURES II, L.P.

By: Brand Equity Partners II, L.L.C.
Its General Partner

By:
Name:	Marc Singer
Title:	Member

Douglas W. McCormick

Peter B. Rankin, Sr.

Louis D. Schwartz

Ronald A. Sege

Ethan R. Zuckerman

Kenneth M. Morris

Jeffrey R. Johnson

Norman R. Nelson

John H. Ferguson

John Tiebout

David and Margaret Gould Stewart

David and Angela Epstein

Zachary Julius

Robert P. Chabot

Sherwood Guernsey

Bradley C. Svrluga

John Halpern

Roger H. Lee

Les Levine

Mark Tauber

Robert Verrico

Jackie Verrico

SOFTWARE VENTURE PARTNERS

By:
Name:
Title:

Richard H. Sabot

Raymond Montgomery

ALLEN & COMPANY INCORPORATED

By:
Name:
Title:

Francis P. Birmingham

Joshua Field

Tim Sedlock

David Parks

Robert Nylen

Ken Leung

Chris O’Brien

Ignacio Fanlo